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                                                                      Exhibit 12

                             [JordenBurt Letterhead]


March   , 2003



Dow Target Variable Fund, LLC
One Financial Way
Montgomery, Ohio 45242


Dear Ladies and Gentlemen:


         We hereby consent to the inclusion of our letter dated March 24, 2003, regarding certain tax matters and consequences to members, as an exhibit to the initial registration statement on Form N-14 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on or about April 15, 2003



                          Very truly yours,

                          /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP
                              Jorden Burt Boros Cicchetti Berenson & Johnson LLP